ASSUMPTION AGREEMENT

AGREEMENT made as of May 1, 2017 between Principal Management Corporation (“PMC”), Principal Global Investors, LLC (“PGI”), and Neuberger Berman Investment Advisers LLC (the “Sub-Advisor”).

WHEREAS, Principal Funds, Inc. is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, PMC has been appointed as investment advisor to every series of Principal Funds, Inc. (each a “Fund” and together, the “Funds”) pursuant to an Amended and Restated Management Agreement dated September 14, 2016, as amended (the “Investment Advisory Agreement”);

WHEREAS, PMC has entered into a Sub-Advisory Agreement with the Sub-Advisor dated May 4, 2009, as amended (the “Sub-Advisory Agreement”), pursuant to which the Sub-Advisor serves as investment sub-advisor to certain of the Funds;

WHEREAS, PMC will merge with and into PGI on or about May 1, 2017 (the foregoing referred to as the “Merger”);

WHEREAS, in connection with the Merger, PGI has agreed to assume PMC’s responsibilities with respect to the Funds pursuant to the Investment Advisory Agreement;

WHEREAS, in conjunction with its assumption of PMC’s rights and responsibilities under the Investment Advisor Agreement, PGI desires to assume PMC’s rights and responsibilities under the Sub-Advisory Agreement;

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.PGI shall assume all rights and responsibilities of PMC under the Sub-Advisory Agreement upon the completion of the Merger.
2.    The parties hereby agree that this Assumption Agreement shall be attached to and made a part of the Sub-Advisory Agreement.
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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

PRINCIPAL MANAGEMENT CORPORATION

By:	/s/ Adam Shaikh

Name: Adam Shaikh

Title: Counsel

By:	/s/ Jennifer Block

Name: Jennifer Block

Title: Counsel

PRINCIPAL GLOBAL INVESTORS, LLC

By:	/s/ Barb McKenzie
(Authorized Officer)

Name: Barb McKenzie

Title: Sr Exec Dir. - Investments

By:	/s/ Karen A. Pearston
(Authorized Officer)

Name: Karen A. Pearston

Title: Vice President & Associate General Counsel

NEUBERGER BERMAN INVESTMENT ADVISERS LLC

By:	/s/ Robert Conti
(Authorized Officer)

Name: Robert Conti

Title: Managing Director